EX-99.B(d)wrimafee

                  EXHIBIT A TO INVESTMENT MANAGEMENT AGREEMENT

                           WADDELL & REED FUNDS, INC.

                                  FEE SCHEDULES

A cash fee computed each day on net asset value for each Fund at the annual rates listed below:


Waddell & Reed Asset Strategy Fund

Net Assets                                Fee
----------                                ---
Up to $1 billion                          0.70% of net assets

Over $1 billion and up to $2 billion      0.65% of net assets

Over $2 billion and up to $3 billion      0.60% of net assets

Over $3 billion                           0.55% of net assets


Waddell & Reed Growth Fund

Net Assets                                Fee
----------                                ---

Up to $1 billion                          0.85% of net assets

Over $1 billion and up to $2 billion      0.83% of net assets

Over $2 billion and up to $3 billion      0.80% of net assets

Over $3 billion                           0.76% of net assets


Waddell & Reed High Income Fund

Net Assets                                Fee
----------                                ---
Up to $500 million                        0.625% of net assets

Over $500 million and up to $1 billion    0.60% of net assets

Over $1 billion and up to $1.5 billion    0.55% of net assets

Over $1.5 billion                         0.50% of net assets

Waddell & Reed International Growth Fund

Net Assets                                Fee
----------                                ---
Up to $1 billion                          0.85% of net assets

Over $1 billion and up to $2 billion      0.83% of net assets

Over $2 billion and up to $3 billion      0.80% of net assets

Over $3 billion                           0.76% of net assets


Limited-Term Bond Fund

Net Assets                                Fee
----------                                ---
Up to $500 million                        0.50% of net assets

Over $500 million and up to $1 billion    0.45% of net assets

Over $1 billion and up to $1.5 billion    0.40% of net assets

Over $1.5 billion                         0.35% of net assets


Municipal Bond Fund

Net Assets                                Fee
----------                                ---
Up to $500 million                        0.525% of net assets

Over $500 million and up to $1 billion    0.50% of net assets

Over $1 billion and up to $1.5 billion    0.45% of net assets

Over $1.5 billion                         0.40% of net assets


Science and Technology Fund

Net Assets                                Fee
----------                                ---
Up to $1 billion                          0.85% of net assets

Over $1 billion and up to $2 billion      0.83% of net assets

Over $2 billion and up to $3 billion      0.80% of net assets

Over $3 billion                           0.76% of net assets


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

Total Return Fund

Net Assets                                Fee
----------                                ---
Up to $1 billion                          0.70% of net assets

Over $1 billion and up to $2 billion      0.65% of net assets

Over $2 billion and up to $3 billion      0.60% of net assets

Over $3 billion                           0.55% of net assets


















As Amended and Effective June 30, 1999.


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